Exhibit 99.1

1 1 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF 2020 First Half Financial Results August 5, 2020 NYSE: CF

Safe harbor statement

All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the impact of the novel coronavirus disease 2019 (COVID-19) pandemic, including measures taken by governmental authorities to slow the spread of the virus, on our business and operations; the cyclical nature of the Company's business and the impact of global supply and demand on the Company's selling prices; the global commodity nature of the Company's fertilizer products, the conditions in the international market for nitrogen products, and the intense global competition from other fertilizer producers; conditions in the United States, Europe and other agricultural areas; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; the Company's ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company's ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company's credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; the Company's reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; risks involving derivatives and the effectiveness of the Company's risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company's Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CF

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Note regarding non-GAAP financial measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion, and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation.

EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.

Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.

Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interest. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). The Company has presented free cash flow, free cash flow to adjusted EBITDA conversion, and free cash flow yield because management uses these measures and believes they are useful to investors, as indications of the strength of the Company and its ability to generate cash and to evaluate the Company's cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

CF

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4 CF response to spread of COVID - 19 successful to date Leadership planning and policies • Implemented employee remote work program March 2020; added voluntary return to office option June 2020 • Implemented company - wide close contact tracking in early March to mitigate risk exposure and revisit any potential gaps in control measures • Increased cleaning and sanitation at all locations • Temperature screening of employees and contractors; strictly limited visitor access • Procured and distributed face coverings to all site employees • S trict social distancing practices: added plexiglass partitions, 6 ’ distance between work stations, limited occupancy of all work areas Employee well - being • Paid a monthly bonus to all identified operational employees for the months of March through June • Pay while quarantined: any employee who is asked to self - quarantine related to COVID - 19 will still be paid their scheduled hours • COVID - 19 diagnosis: testing and treatment costs covered 100% for in - network providers • Employee Assistance Program (North America employees): provide up to 5 free counseling sessions to help with emotional, financial, legal, family and work - life issues

5 Outstanding safety drives production, sales volume consistency 0.0 1.0 2.0 3.0 4.0 5.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 2Q20 Total Recordable Incident Rate Total injuries per 200,000 work hours 0 5,000 10,000 15,000 20,000 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 TTM Total Product Sales Short tons 0 2,500 5,000 7,500 10,000 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 TTM Ammonia Production Short tons Nameplate capacity, 10.53 million short tons BLS Fertilizer Manufacturing CF Industries

6 First half 2020 results (1) See appendix for reconciliation of EBITDA and adjusted EBITDA (2) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow • First half net earnings of $258 million, or $1.20 per diluted share; EBITDA (1) of $786 million and adjusted EBITDA (1) of $808 million • Second quarter net earnings of $190 million, or $0.89 per diluted share; EBITDA of $472 million; adjusted EBITDA of $490 million • Trailing twelve month net cash from operating activities of $1,530 million, free cash flow (2) of $973 million Financial Overview Safe and Efficient Operations • As of June 30, 2020, the 12 - month rolling average recordable incident rate was 0.31 incidents per 200,000 work hours, the lowest level recorded by CF • Gross ammonia production for Q2 2020 was ~2.5 million tons, and for 1H 2020 was ~5.2 million tons Commercial Environment • Average selling prices for 1H 2020 were lower than 1H 2019 across all segments due to increased global supply availability as lower global energy costs drove higher global operating rates • Sales volumes in 1H 2020 were higher than 1H 2019 across all segments due to more favorable weather that allowed greater fertilizer application and an increase in planted corn acres in the United States • Cost of sales for 1H 2020 was lower than 1H 2019 due to lower realized natural gas costs, partially offset by the impact of higher sales volumes • In Q2 2020 the average cost of natural gas reflected in CF’s cost of sales was $1.86 per MMBtu compared to $2.81 per MMBtu in Q2 2019

7 Financial results – second quarter and first half 2020 I n millions, except percentages, per MMBtu and EPS Q2 20 20 Q2 201 9 1H 20 20 1H 20 19 Net sales $ 1,204 $ 1,502 $ 2,175 $ 2,503 Gross margin 334 499 538 719 - As percent age of net sales 27.7% 33.2% 24.7% 28.7 % Net earnings attributable to common stockholders (1) $ 190 $ 283 $ 258 $ 373 Net earnings p er diluted share 0.89 1.28 1.20 1.67 EBITDA (2) 472 672 786 973 Adjusted EBITDA (2) 490 631 808 936 Diluted weighted - average common shares outstanding 214.6 222.3 215.6 223.4 Natural g as (per MMBtu): Natural gas costs in cost of sales (3) $ 1.86 $ 2.81 $ 2.11 $ 3.16 Realized derivatives loss (gain) (4) - - 0.09 (0.01) Cost of natural gas in cost of sales 1.86 2.81 2.20 3.15 Unrealized net mark - to - market (gain) loss on natural gas derivatives - (1) (12) 1 (1) Depreciation and amortization wa s $239 million and $450 million for the three and six months ended June 30, 2020, respectively, and $252 million and $440 million for the three and six months ended June 30, 2019, respectively (2) See appendix for reconciliation of EBITDA and adjusted EBITDA (3) Includes the cost of natural gas and related transportation that is included in cost of sales during the period under the first - in, first - out inventory cost method (4) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark - to - market gains and lo sses on natural gas derivatives

CF is the most efficient converter of EBITDA into cash

	LTM 2Q20			LTM 1Q20	
	CF	**Yara**	**Mosaic**	**Nutrien**	**OCI**
Cash from operations (USD in millions)	$1,530	$1,901	$1,767	$3,654	$336
Market Cap(1) (USD in millions)	$6,727	$11,295	$5,186	$18,536	$2,576

Free cash flow compared to peers(2)



USD in millions
2,000
1,600
1,200
800
400
-
(400)
FCF to Adjusted EBITDA Conversion(3)
973
65.7%
875
38.9%
583
47.3%
1,608
42.0%
(4.6%)
(37)
LTM 2Q20
LTM 1Q20
CF
Yara
Mosaic
Nutrien
OCI

(1) Market value of equity (market cap) is calculated as shares outstanding as of the end of each respective period (except OCI N.V. is as of December 31, 2019) multiplied by the closing share price of each company on August 3, 2020; see appendix for the calculation of market cap

(2) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interests less principal amount of lease payments classified as financing activities under IFRS; see appendix for reconciliation of free cash flow

(3) Represents LTM free cash flow divided by LTM adjusted EBITDA (or EBITDA excluding special items); see appendix for the calculation of free cash flow and for the reconciliation of CF LTM 2Q20 adjusted EBITDA

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9 6.8 6.4 7.6 8.1 7.7 0 2 4 6 8 10 14.5% 7.7% 11.2% 8.7% (1.4%) -2% 0% 2% 4% 6% 8% 10% 12% 14% 16% CF YAR MOS NTR OCI CF offers investors industry best free cash flow yield CF YAR MOS NTR OCI EV / Adj. EBITDA (2)(3) FCF Yield (1) (1) Represents LTM free cash flow divided by market value of equity (market cap) as of August 3, 2020; LTM free cash flow for CF Ind ustries, Yara International, and Mosaic is the 12 - month period ending June 30, 2020 and for Nutrien and OCI N.V. is the 12 - month period ending March 31, 2020; see appendix for reconciliation of free cash flow and calculation of market cap (2) Enterprise value (EV) is calculated as the sum of market cap and net debt; see appendix for calculation of EV (3) Represents LTM adjusted EBITDA (or EBITDA excluding special items) as reported by CF Industries, Yara International, Mosaic, Nut rien and OCI N.V.; see appendix for reconciliation of CF LTM 2Q20 adjusted EBITDA Source : Capital IQ August 3, 2020 LTM 1Q20 LTM 1Q20 LTM 2Q20 LTM 2Q20

Capital Management

Philosophy remains unchanged

- Return to investment grade and consistently return excess cash to shareholders in a timely fashion through dividends and share repurchases
- Pursue growth within our strategic fairway, where returns exceed the risk-adjusted cost of capital

Capital allocation highlights

- As of June 30, 2020, CF had cash and cash equivalents of $563 million and no borrowings outstanding under its $750 million revolving credit facility
- CF did not repurchase shares during the second quarter of 2020 and has approximately $560 million remaining under the share repurchase authorization announced in February 2019

Capital structure & fixed charges

- Cash interest expense ~$190 million annually
- Target liquidity: > $1 billion
- Dividend of $1.20 per share annually
- Capital expenditures (capex) in Q2 and 1H 2020 were $52 million and $119 million, respectively; pace of capex expected to increase in 2H 2020 due to scheduled maintenance and turnaround activities
- Capex for full year 2020 expected to be approximately $350 million as some activities resulted in increased maintenance expenses and reduced amount capitalized

CF

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11 2.6 6.0 (1) 6.0 6.1 6.6 (2) 6.6 7.0 (3) 8.1 (4) 8.1 8.2 (5) 8.2 8.2 All N production numbers based on year end figures per 10 - K filings. (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (5) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (6) Share count based on end of year or quarter common shares outstanding. Share count prior to 2015 based on 5 - for - 1 split - adjusted shares Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of Quarter - end Million S hares Outstanding (6) 2009 – Q2 2020 Nitrogen per share CAGR: 13.0% Capacity growth coupled with share repurchases continue to drive nitrogen participation per share 11 17 18 19 24 27 30 35 35 37 38 39 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 45 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q2 2020

12 Global production and demand Outlook Market Outlook and Projections • G lobal nitrogen demand outlook will remain positive into 2021 • USDA estimates 92 million corn acres were planted in 2020, on the low end of CF’s projection of 92 - 94 million corn acres • Longer - term, global nitrogen demand growth over the next four years to outpace net capacity additions • Chinese anthracite coal - based nitrogen complexes to remain the global marginal producer and set the global price • North American nitrogen production facilities to remain at the low - end of the cost curve due to low - cost natural gas access • North American margins compared to other natural gas - based production to increase as global energy spreads begin to normalize • Favorable weather in India has driven strong urea consumption, resulting in six urea tenders since March; urea sales increased ~50% from April through July 2020 compared to prior year • High demand and lower than expected volumes in recent Indian tenders will require frequent tenders through the end of the year • Urea import demand to Brazil has been positive, supported by improved farm incomes and no active domestic production; 1H 2020 urea imports increased 13% from prior year and could exceed 6.5 million tons for 2020 • Low global energy prices have contributed to global nitrogen supply length as higher - cost producers are able to operate • Low global nitrogen prices contributed to shutdown of three ammonia plants in Trinidad

13 CF production cost remains advantaged due to energy cost differentials (1) North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power (2) Advantage per tonne based on annualized settled prices through June 2020 and forward curve/projections July to December 2020 based on forward curve and projections as of July 21 , 2020 (3) Forecast Chinese anthracite coal prices based on WoodMac thermal coal price forecast Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, WoodMac Global Energy Price 2016 - 2020F USD/MMBtu Energy Cost per tonne of Ammonia (1) 2016 - 2020F USD/ tonne North American production advantage per tonne (2) of ammonia 2016 2017 2018 2019 2020F TTF $ 79 $ 105 $ 175 $ 86 $ 27 Anthracite (3) $ 133 $ 157 $ 200 $ 198 $ 192 0 50 100 150 200 250 300 350 400 2016 2017 2018 2019 2020 0 2 4 6 8 10 12 14 16 2016 2017 2018 2019 2020 Henry Hub Natural Gas TTF Natural Gas Chinese Anthacite Coal - Lump Brent Crude Oil North American production advantage per tonne (2) of urea 2016 2017 2018 2019 2020F TTF $ 56 $ 74 $ 122 $ 60 $ 20 Anthracite (3) $ 81 $ 93 $ 117 $ 118 $ 116

14 U.S. LNG Shipments Dramatically declined as prices in Asia and Europe fell Sources: Platts ,: © 2020 IHS Markit . All rights reserved. The use of this content was authorized in advance. Any further use or redistribution of this content is str ict ly prohibited without prior written permission by IHS Markit 0 1 2 3 4 5 6 7 8 9 10 0.00 2.00 4.00 6.00 8.00 10.00 12.00 BCF/day $/ mmbtu U.S. LNG Exports React to Global Basis Differentials changes US LNG Exports (RHS) Henry Hub (LHS) Asia Spot Index (LHS) TTF (LHS)

15 Following second quarter decline, d omestic ethanol demand is rebounding as miles traveled recovers Source : CF, USDA, EIA, Iowa State University U.S. Ethanol Production and Consumption in Bushel Equivalents Million Bushel per Month 0 2 4 6 8 10 12 Sep-16 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 U.S. Monthly Vehicle Miles Traveled B illion Miles per Month -0.40 -0.30 -0.20 -0.10 0.00 0.10 0.20 0.30 Jul-18 Nov-18 Mar-19 Jul-19 Nov-19 Mar-20 Jul-20 Dollars per Gallon Weekly Ethanol Producer Margin per Gallon 0 100 200 300 400 500 600 2016 2017 2018 2019 2020 2021 Ethanol Production Domestic Ethanol Consumption 0 1 2 3 4 5 6 2016/17 2017/18 2018/19 2019/20F 2020/21F USDA Ethanol Corn Consumption Bil lion Bushels, MY Basis

16 Corn acres underpin a relatively stable base of U.S. nitrogen demand Note: Total Nitrogen U se represents nitrogen applied to all crops; AAPFCO (2010 - 2016), TFI/IFA (2017 - 2019), CF estimate (2020) Source : CF, USDA, AAPFCO, TFI, CF Analysis 0 2 4 6 8 10 12 14 0 10 20 30 40 50 60 70 80 90 100 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Thousands Area N Use (RHS) U.S. Corn Acres and Total Nitrogen Use Million Acres Million Nutrient Short Tons

17 India demand and imports robust due to good monsoons and domestic stimulus Source: CRU Urea Market Outlook, India DOF, FAI, industry publications India Urea Sales Record: Consistent Long Term Growth… Million product metric tons … Leading to Rising Urea Import Demand 0 2 4 6 8 10 12 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020F Million product metric tons, monthly 12 - month moving average 2009 - 2019 Import CAGR: 5.9% Potential Range 2020 1.0 1.5 2.0 2.5 3.0 3.5 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

18 Brazil urea demand continues to grow while domestic production ceases Source: CRU Urea Market Outlook Long Term Urea Growth Driven by Rising Agricultural Production 0 1 2 3 4 5 6 7 8 2010 2012 2014 2016 2018 2020 Million product metric tons Consumption Served by Domestic Production Consumption Served by Imports 2009 - 2019 Import CAGR: 8.0%

19 Appendix

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q2 2020	Q2 2019	1H 2020	1H 2019	LTM Q2 2020
Net earnings	$ 218	$ 320	$ 309	$ 438	$ 517
Less: Net earnings attributable to noncontrolling interest	(28)	(37)	(51)	(65)	(139)
Net earnings attributable to common stockholders	190	283	258	373	378
Interest expense – net	32	55	75	111	181
Income tax provision	33	102	46	94	78
Depreciation and amortization	239	252	450	440	885
Less other adjustments:					
Depreciation and amortization in noncontrolling interest	(21)	(18)	(41)	(41)	(82)
Loan fee amortization[1]	(1)	(2)	(2)	(4)	(7)
EBITDA	**$ 472**	**$ 672**	**$ 786**	**$ 973**	**$ 1,433**
Unrealized net mark-to-market (gain) loss on natural gas derivatives	-	(1)	(12)	1	1
Special COVID-19 bonus for operational workforce	15	-	15	-	15
(Gain) loss on foreign currency transactions, including intercompany loans	(5)	5	13	7	5
Engineering cost write-off[2]	8	-	8	-	8
Loss on extinguishment of debt	-	-	-	-	21
PLNL withholding tax charge[3]	-	-	-	-	16
Gain on sale of Pine Bend facility	-	(45)	-	(45)	-
Property insurance proceeds[4]	-	-	(2)	-	(17)
Total adjustments	18	(41)	22	(37)	49
Adjusted EBITDA	**$ 490**	**$ 631**	**$ 808**	**$ 936**	**$ 1,482**

(1) Loan fee amortization is included in both interest expense—net and depreciation and amortization
(2) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes
(3) Represents a charge in the three months ended September 30, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company's Trinidad joint venture, for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL
(4) Represents proceeds related to a property insurance claim at one of our nitrogen complexes

CF
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Non-GAAP: reconciliation of LTM cash from operations to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	CF	Yara	Mosaic	Nutrien	OCI
Cash provided by operating activities[1]	$ 1,530	$ 1,901	$ 1,767	$ 3,654	$ 336
Capital expenditures	(369)	(908)	(1,184)	(1,801)	(336)
Noncontrolling interests	(188)	(1)	-	-	(6)
Principal amount of lease payments[2]	-	(117)	-	(245)	(31)
Free cash flow[3]	$ 973	$ 875	$ 583	$ 1,608	$ (37)
Free cash flow yield[4]	14.5%	7.7%	11.2%	8.7%	(1.4%)
Free cash flow to adjusted EBITDA conversion[5]	65.7%	38.9%	47.3%	42.0%	(4.6%)
Shares outstanding[6]	213.9	268.1	379.1	569.1	210.3
8/3/2020 Share price – US dollars[7]	31.45	42.13	13.68	32.57	12.25
Market Cap	$ 6,727	$ 11,295	$ 5,186	$ 18,536	$ 2,576
Short-term and long-term debt	3,959	3,739	5,197	14,042	4,942
Cash and cash equivalents	563	584	1,073	3,182	975
Net Debt[8]	$ 3,396	$ 3,155	$ 4,124	$ 10,860	$ 3,967
Enterprise Value (EV) (market cap + net debt)	10,123	14,450	9,310	29,396	6,543
Adjusted EBITDA[9]	1,482	2,247	1,233	3,829	812
EV / Adjusted EBITDA	6.8	6.4	7.6	7.7	8.1

(1) LTM cash provided by operating activities (cash from operations) for CF Industries, Yara International, and Mosaic is the 12-month period ending June 30, 2020 and Nutrien and OCI N.V. is the 12-month period ending March 31, 2020

(2) The accounting for leases for companies whose financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) has changed due to the application of 'IFRS 16 Leases'. As a result, the principal amount of lease payments, which are classified as financing activities under IFRS 16, have been included in the calculation of free cash flow to allow for a comparison to prior periods, which may not have been restated, and to financial statements prepared under US GAAP

(3) Represents cash provided by operating activities less capital expenditures less distributions to noncontrolling interests less principal amount of lease payments classified as financing activities under IFRS calculated from the June 30, 2020 and December 31, 2019 consolidated statements of cash flows for CF Industries, Yara International, and Mosaic and the March 31, 2020 and December 31, 2019 consolidated statements of cash flows for Nutrien and OCI N.V.

(4) Represents LTM free cash flow at the end of each respective period divided by market value of equity (market cap) as of August 3, 2020

(5) Represents LTM free cash flow divided by LTM adjusted EBITDA

(6) Shares outstanding taken from the June 30, 2020 financial statements of CF Industries, Yara International, and Mosaic and the March 31, 2020 financial statements for Nutrien and the December 31, 2019 financial statements of OCI N.V.

(7) Share prices in USD as of August 3, 2020 using historical spot exchange rates, Source Capital IQ

(8) Represents short-term debt, current portion of long-term debt, and long-term debt less cash and cash equivalents from the June 30, 2020 balance sheets of CF Industries, Yara International, and Mosaic and the March 31, 2020 balance sheets of Nutrien and OCI N.V.

(9) Adjusted EBITDA (or EBITDA excluding special items) for CF Industries, Yara International, and Mosaic is the 12-month period ending June 30, 2020 and Nutrien and OCI N.V. is the 12-month period ending March 31, 2020

CF

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22 (1) Based on 2019 adjusted EBITDA of $ 1,610 million, sales volumes of approximately 19.5 million product tons, gas consumption of 344 million MMBtus, and nitrogen product sales price relationships. Changes in product prices and gas costs were not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $25 per ton change in urea price is also applied proportionally to all nitrogen products and is equivalent to a $ 17.39 per ton change in UAN price, $ 18.48 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $ 10.60 per ton change in the price of the Other segment Source: CF Industries CF EBITDA sensitivity table $25/ton urea realized movement implies ~$ 375M change in EBITDA on an annual basis Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions CF Realized Natural Gas Cost ($/MMBtu ) CF Realized Urea Price ($/ ton ) (2) $ billions $1.75 $2.00 $2.25 $2.50 $2.75 $200 $0.7 $0.7 $0.6 $0.5 $0.4 $225 $1.1 $1.0 $1.0 $0.9 $0.8 $250 $1.5 $1.4 $1.3 $1.3 $1.2 $275 $1.9 $1.8 $1.7 $1.6 $1.6 $300 $2.2 $2.2 $2.1 $2.0 $2.0 $325 $2.6 $2.5 $2.5 $2.4 $2.3 $350 $3.0 $2.9 $2.8 $2.8 $2.7 $375 $3.4 $3.3 $3.2 $3.2 $3.1 EBITDA Sensitivity to Natural Gas and Urea Prices (1)